UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 30, 2020

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Stock Purchase Agreement

As previously announced, on January 6, 2020, Blucora, Inc. (the “Company”) entered into a Stock Purchase Agreement (as amended by the First Amendment to Stock Purchase Agreement, dated as of April 7, 2020, the “Purchase Agreement”) with Honkamp Krueger Financial Services, Inc. (“HKFS”), the selling stockholders named therein (the “Sellers”) and JRD Seller Representative, LLC, as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company agreed to acquire all of the issued and outstanding common stock of HKFS (the “HKFS Acquisition”). Following the Company’s entry into the Purchase Agreement, the Company assigned the Purchase Agreement to Spirit Acquisitions, LLC (“Spirit Acquisitions”), an indirect wholly owned subsidiary of the Company.

On June 30, 2020, Spirit Acquisitions, HKFS, the Sellers and the Sellers’ Representative amended the Purchase Agreement to, among other things, refine the definition of “Company’s AUM” in the Purchase Agreement for purposes of calculating the two potential post-closing earn-out payments payable by Spirit Acquisitions.

The foregoing description of the amended Purchase Agreement and the HKFS Acquisition does not purport to be complete and is qualified in its entirety by reference to the conformed copy of the Purchase Agreement, which reflects all amendments to the Purchase Agreement to date and is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Amendment to Credit Agreement

On July 1, 2020, the Company entered into Amendment No. 4 (the “Amendment”) to its existing Credit Agreement, dated as of May 22, 2017, by and among the Company, certain subsidiary guarantors party thereto (the “Subsidiary Guarantors”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as the same has been amended, the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other things, (i) provide for a term loan increase in the aggregate principal amount of $175.0 million (the “Term Loan Increase”), which upon funding will be in the form of a fungible increase to, and on substantially the same terms as, the Company’s existing senior secured term loan due 2024 in the original aggregate principal amount of $500.0 million (the “Existing 2024 Term Loan”) and (ii) increase the applicable margin under the Existing 2024 Term Loan and the Term Loan Increase to 4.00% for Eurodollar Rate Loans (as defined in the Credit Agreement) and 3.00% for ABR Loans (as defined in the Credit Agreement). As of July 1, 2020, after giving effect to the Term Loan Increase, the Company had term loans with an aggregate principal amount of approximately $564.1 outstanding under the Credit Agreement.

The Term Loan Increase has substantially the same terms as the Existing 2024 Term Loan, including that the Term Loan Increase, among other things, (i) is guaranteed by the Subsidiary Guarantors (including certain subsidiaries acquired in the HKFS Acquisition and certain other material subsidiaries), (ii) is secured by substantially all of the assets of the Company and the Subsidiary Guarantors, (iii) requires the Company to make mandatory annual prepayments in certain circumstances, including in the event that the Company generates Excess Cash Flow (as defined in the Credit Agreement) in a given fiscal year, (iv) permits the Company to voluntarily prepay the Term Loan Increase without premium or penalty, subject to a 1.00% premium for certain prepayments made during the first six months following the effective date of the Amendment, and (v) has a maturity date of May 22, 2024. The Company is required to make principal amortization payments on the Term Loan Increase quarterly on the last business day of each March, June, September and December, beginning on September 30, 2020, in an amount equal to $453,062.25 (subject to reduction for prepayments), with the remaining principal amount of the Term Loan Increase due on the maturity date.

The Term Loan Increase is subject to the terms and conditions of the Credit Agreement, including its covenants and events of default, which, except as described above, remain materially unchanged following the Amendment.

A portion of the proceeds of the Term Loan Increase were used to fund the purchase price of the Company’s acquisition of HKFS, as described in more detail elsewhere herein, as well as to pay related fees and expenses. The Company intends to use the remainder of the proceeds from the Term Loan Increase for additional working capital.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2020, Spirit Acquisitions consummated the HKFS Acquisition for a cash purchase price of $100.0 million. The purchase price is subject to customary adjustment and two potential post-closing earn-out payments by Spirit Acquisitions as well as a customary indemnity escrow, in each case as described more fully in the Purchase Agreement. The purchase price was paid with a portion of the proceeds of the Term Loan Increase.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the incurrence of the Term Loan Increase is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2020, the Company issued a press release announcing the closing of the HKFS Acquisition, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1#

Stock Purchase Agreement, dated as of January 6, 2020, by and among Blucora, Inc., Honkamp Krueger Financial Services, Inc., the sellers named therein, and JRD Seller Representative, LLC, as the sellers’ representative, as amended by First Amendment to Stock Purchase Agreement, dated April 7, 2020 and Second Amendment to Stock Purchase Agreement, dated June 30, 2020.

10.1

Fourth Amendment to Credit Agreement, dated July 1, 2020, among Blucora, Inc., as borrower, most of its direct and indirect domestic subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as successor administrative agent and successor collateral agent, and each lender party to the Fourth Amendment.

99.1	Press Release dated July 1, 2020.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Blucora, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission (the “SEC”).

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the recent coronavirus outbreak on our results of operations and our business, including the impact of the resulting economic downturn and the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial advisors, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of our recent or pending acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong investment performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others.

In addition, there are risks associated with the HKFS Acquisition, such as: our ability to retain key management and employees of HKFS following the HKFS Acquisition; post-HKFS Acquisition revenues being lower than expected, costs being higher than expected, synergies being less than expected or our post-HKFS Acquisition financial results differing generally from our internal projections; and the risk of an unfavorable reaction to the HKFS Acquisition by our employees, vendors, suppliers, advisors and clients of our advisors, as well as the other risks and factors included in the Company’s filings with the SEC.

A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020

BLUCORA, INC.

By: /s/ Ann J. Bruder
Ann J. Bruder
Chief Legal, Development and Administrative Officer and Secretary